UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

Signatures

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on Tuesday, June 7, 2016, at which the shareholders of the Company voted to adjourn the annual meeting until June 28, 2016 to allow additional time to solicit proxies from shareholders to establish the requisite quorum for the conduct of the meeting. The meeting was reconvened on June 28, 2016, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

Item 1. Election of Directors.

Eight board nominees for director were elected by a majority of the votes cast for terms expiring at the 2017 annual meeting of shareholders. The voting results were as follows:

		Against and
		Authority		Broker
Nominee	For	Withheld	Abstentions	Non-Votes	Uncast
Steve Conner	10,838,114	290,250	-	237,769	-
John T. Hompe	10,854,681	273,683	-	237,769	-
Mark A. Oliver	10,743,884	384,480	-	237,769	-
Milton Tenopir	10,581,417	546,312	-	237,769	635
Scott Morrison	10,844,537	283,827	-	237,769	-
Jack Theeler	10,786,204	342,160	-	237,769	-
Kevin Feder	10,836,236	292,128	-	237,769	-
Dana Stapleton	10,632,249	495,480	-	237,769	635

Item 2. Ratification of Appointment of Independent Auditors.

RSM US LLP was ratified to serve as the independent auditors of the Company for 2016. The voting results were as follows:

Shares Voted

			Broker Non-
For	Against	Abstain	Votes
10,992,889	200,773	172,471	-

Item 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders voted in favor of a non-binding vote on executive compensation.

Shares Voted

			Broker Non-
For	Against	Abstain	Votes	Uncast
10,114,545	595,724	415,555	237,769	2,540

Item 4. Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

The shareholders voted in favor of a non-binding vote on the frequency of every three years of future shareholder advisory votes on the compensation of Midwest’s named executive officers.

Shares Voted

Every Three	Every Two			Broker Non-
Years	Years	Every Year	Abstain	Votes	Uncast
8,793,935	432,871	1,293,338	607,411	237,769	809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 1, 2016

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer